Exhibit 99.1

      Direct General Corporation Announces Adair Family Stock Transaction


    NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 9, 2004--Direct General Corporation (Nasdaq:DRCT) today announced that Jacqueline C. Adair, Executive Vice President and Chief Operating Officer of the Company, Tammy R. Adair, Executive Vice President of the Company and the William C. Adair, Jr. Trust (Tammy Adair as Trustee) (together with William C. Adair, Jr. referred to below as the "Adair Family"), have sold 400,000 shares of Direct General Corporation in compliance with Rule 144 of the Securities Act of 1933.
    The sale of these shares enabled the Adair Family to diversify its personal assets. After the sale, the Adair Family collectively owns approximately 5.3 million shares, which represent approximately 24% of the outstanding shares of Direct General common stock.
    William Adair, Chairman, CEO and President, said, "The underlying fundamentals and outlook for Direct that we recently expressed in our earnings call on November 2, 2004 have not changed. We remain committed to Direct and believe in its ability to successfully expand its operations into new states through sales office growth and acquisitions."

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated in the southeastern part of the United States. Additional information about Direct can be found online at www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may," "should," "could," "potential," "continue," "plan," "forecast," "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "is likely," "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.

    CONTACT: Direct General Corporation
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directgeneral.com